Exhibit 10.2
KEY TECHNOLOGY, INC.

RESTRICTED STOCK AGREEMENT

(Continued Service Vesting)

          This Restricted Stock Agreement ("Agreement") is made between Key Technology, Inc., an Oregon corporation (the "Company"), and  ________________  (the "Participant") under the Company's 2003 Restated Employees' Stock Incentive Plan (the "Plan"), as amended, effective as approved on ______________ by the Compensation Committee of the Company's Board of Directors. Capitalized Terms not otherwise defined shall have the meanings ascribed in the Definitions section of this Agreement.

SECTION 1.  ACQUISITION OF SHARES

(a)  Transfer. On the terms and conditions set forth in this Agreement, the Company agrees to issue to the Participant ________ shares of common stock of the Company (the "Shares"). The fair market value per Share at the date of the award is $_______, as determined in accordance with the Plan. The issuance will occur following the date of execution of this Agreement in coordination with the Company's Registrar and Transfer Agent.

(b)  Stock Plan and Defined Terms. Ownership of the Shares is subject to the Plan, a copy of which the Participant acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms not elsewhere defined are defined in Section 10 of this Agreement.

(c)  Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the issuance of Shares pursuant to this Agreement, the Participant, as a condition to the receipt of such Shares, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements.

SECTION 2.  VESTING AND FORFEITURE

(a)  Restriction on Transfer of Restricted Shares. All of the Shares initially shall be subject to forfeiture in the event Participant's service as a member of Key Technology, Inc.'s Board of Directors terminates prior to the specified Vesting Period as defined below. During the period of forfeiture, the shares are referred to herein as Restricted Shares. The Participant shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares, except as provided in the following sentence. The Participant may transfer Restricted Shares (i) by beneficiary designation, will or intestate succession or (ii) to the Participant's spouse, children or grandchildren or to a trust established by the Participant for the benefit of the Participant or the Participant's spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Participant transfers any Restricted Share, then this Section 2 shall apply to the Transferee to the same extent as to the Participant. A purported transfer of any Restricted Shares not in compliance with this Section 2(a) shall be void and of no effect.

(b)  Vesting. The Restricted Shares shall become vested based upon the Participant's continued service as a member of the Key Technology, Inc. Board of Directors through the period ended _______________(the "Vesting Period"). If the Participant's service as a member of the Key Technology, Inc. Board of Directors terminates prior to __________________, the Restricted Shares will be forfeited except in the event of death, in which event the Restricted Shares will become fully vested. Once vested, Shares shall no longer be Restricted Shares or subject to forfeiture, and the transfer restrictions in Section 2(a) shall no longer apply. Notwith-standing any other provision of this Agreement to the contrary, the Compensation Committee of the Board of Directors may in its discretion determine to provide for accelerated vesting with respect to some or all of the Restricted Shares in the event that during the period that the shares are restricted a Change of Control event occurs with respect to the Company, on such terms or subject to such conditions as the Committee may determine.

(c)  Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to this Agreement. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares.

(d)  Termination of Rights as Stockholder. If any Restricted Shares are forfeited in accordance with this Section 2, then after the date of forfeiture the Participant shall no longer have any rights as a holder of such Restricted Shares. Such Restricted Shares shall be deemed to have been forfeited in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(e)  Certificate Retention. Upon issuance, the certificates for all Restricted Shares shall be retained by the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in subsection 2(c) above shall immediately be delivered to the Company to be similarly retained, but only to the extent the Shares are at the time Restricted Shares. Any cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Participant and shall not be retained by the Company. Restricted Shares, together with any other assets or securities retained by the Company hereunder, shall be (i) surrendered for cancellation upon forfeiture or (ii) released to the Participant following the Vesting Period to the extent the Shares are no longer Restricted Shares.

SECTION 3.  OTHER RESTRICTIONS ON TRANSFER

(a)  Participant Representations. In connection with the issuance and acquisition of Shares under this Agreement, the Participant hereby represents and warrants to the Company as follows:

                    (i)  The Participant is acquiring and will hold the Shares for investment for his account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

                    (ii)  The Participant understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Participant further acknowledges and understands that the Company is under no obligation to register the Shares.

                    (iii)  The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited "broker's transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations.

                    (iv)  The Participant will not sell, transfer or otherwise dispose of the Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Participant agrees that the Participant will not dispose of the Shares unless and until the Participant has complied with all requirements of this Agreement applicable to the disposition of Shares and the Participant has provided the Company with written assurances, in substance and form satisfactory to the Company, that the proposed disposition does not require registration of the Shares under the Securities Act or that all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken.

                    (v)  The Participant has been furnished with, and has had access to, such information as the Participant considers necessary or appropriate for deciding whether to invest in the Shares, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Shares.

(b)  Securities Law Restrictions. Depending upon Participant's status with the Company at the time, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(c)  Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, the Participant shall enter into such agreements as the Company may request with respect to temporary restrictions on transfer of any Shares acquired hereunder. Such restrictions (the "Market Stand-Off") shall be in effect for such period of time as may be directed by the Company or its underwriters. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this subsection (c).

(d)  Rights of the Company. The Company shall not be required to (i) transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Shares have been transferred in contravention of this Agreement.

SECTION 4.  SUCCESSORS AND ASSIGNS

Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Participant and the Participant's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 5.  NO RETENTION RIGHTS

Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue employment with the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate employment at any time and for any reason, with or without cause.

SECTION 6.  LEGENDS

All certificates evidencing Restricted Shares shall bear the following legends:

THE SHARES REPRESENTED HEREBY ARE RESTRICTED AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT ON FILE WITH THE SECRETARY OF THE COMPANY.

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANS-FERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRA-TION IS NOT REQUIRED.

SECTION 7.  NOTICE

Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

SECTION 8.  ENTIRE AGREEMENT

This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

SECTION 9.  DEFINITIONS

Capitalized terms not otherwise defined or below herein shall have the meanings as defined in the Plan.

(a)  "Change of Control" shall mean the occurrence of any of the following:

(i)    The acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of the Company (irrespective of whether at the time stock of any class or classes of the Company shall have or might have voting power by reason of the happening of any contingency); provided, however, that the following acquisitions will not constitute a Change of Control: (1) any acquisition of voting stock directly from the Company; (2) any acquisition of voting stock by the Company or a subsidiary of the Company; or (3) any acquisition of voting stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

(ii)    The consummation of a merger or consolidation involving the Company if the stockholders owning the voting shares of the Company immediately before such merger or consolidation do not, as a result of such merger or consoli-dation, own, directly or indirectly, more than 50% of the combined voting power of the Company, or the entity resulting from such merger or consolidation, in sub-stantially the same proportion as immediately before such merger or consolidation.

(iii)    The sale or other disposition of all or substantially all of the assets of the Company.

(b)  "Securities Act" shall mean the Securities Act of 1933, as amended.

(c)  "Transferee" shall mean the individual to whom Restricted Shares have been transferred in accordance with Section 2(a).

IN WITNESS WHEREOF, the parties have executed this Agreement this _____ day of __________ , _____ .

COMPANY:  KEY TECHNOLOGY, INC.

By _____________________

PARTICIPANT: ________________________